SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 17, 2006

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

With respect to the 2006 Proxy Statement of Triumph Group, Inc. (the “Company”) filed on June 22, 2006 (the “2006 Proxy Statement”), the Company is providing the following information with respect to Proposal No. 3 — Approval of the Amendment and Restatement of Triumph Group, Inc.’s Amended and Restated Directors’ Stock Incentive Plan (the “Directors’ Plan”).  Although all required disclosures have been provided in the 2006 Proxy Statement, this Form 8-K is being filed to highlight some of the information previously disclosed and to provide additional information which may be of potential interest to stockholders.

Director Stock Ownership Guidelines

Upon approval of the proposed amendments to the Directors’ Plan, the Company commits to implementing a guideline for directors to own shares of the Company’s common stock having a value of at least three times the annual director fee retainer (the “Retainer”).  The Retainer for the Board of Directors is currently $25,000.  As disclosed in the stock ownership table in the 2006 Proxy Statement, all but one director (who most recently joined the Board) currently meet this guideline through direct beneficial ownership.

Vesting Schedule or Mandatory Holding/Deferral Period.

All outstanding option awards under the Directors’ Plan vest over three years.  The Company further commits that, under the proposed Directors’ Plan, stock options and restricted stock awards will vest over no less than three years and deferred stock units will not be payable until the end of at least three years.

Mix Between Cash and Equity

The Company is committed to compensate non-employee directors in a balanced mix of cash and equity.  As disclosed in the table below, for the Company’s fiscal year ended March 31, 2006, each non-employee director received an annual cash retainer of $25,000 and a stock option valued on the Black-Scholes method at $21,375.  As disclosed on page 6 of the 2006 Proxy Statement, the compensation of non-employee directors is currently under review, but will be determined in accordance with the foregoing principle.

Retirement / Benefit and Perquisites Programs

The Company does not provide any retirement benefits or perquisites to any of its non-employee directors.

Fiscal 2006 Director Fees

The following table presents the fees paid to each non-employee director in fiscal 2006:

Director Compensation

Name	Total ($)	Fee earned or paid in Cash($)		Stock Awards ($)	Option Awards ($)	Non-Stock Incentive Plan Compensation	All Other Compensation ($)
William O. Albertini	$50,375.00	$29,000.00	(1)	$—	$21,375.00	$—	$—
Claude F. Kronk	$50,375.00	$29,000.00	(2)	$—	$21,375.00	$—	$—
Richard C. Gozon	$52,375.00	$31,000.00	(3)	$—	$21,375.00	$—	$—
George Simpson	$48,375.00	$27,000.00	(4)	$—	$21,375.00	$—	$—
Terry D. Stinson	$48,375.00	$27,000.00	(5)	$—	$21,375.00	$—	$—

(1)             Mr. Albertini received an annual cash retainer of $25,000 and an additional $4,000 as chair of the audit committee.

(2)             Mr. Kronk received an annual cash retainer of $25,000 and an additional $4,000 as chair of the nominating and corporate governance committee.

(3)             Mr. Gozon received an annual cash retainer of $25,000, an additional $4,000 as chair of the compensation and management development committee, and $2,000 as a member of the audit committee.

(4)             Mr. Simpson received an annual cash retainer of $25,000 and an additional $2,000 as a member of the audit committee.

(5)             Mr. Stinson received an annual cash retainer of $25,000 and an additional $2,000 as a member of the audit committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2006		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary